UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2005

                               NuWay Medical, Inc.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware               000-19709               65-0159115
(State or other jurisdiction    (Commission            (IRS Employer
     of incorporation)          File Number)         Identification No.)

                 2603 Main Street, Suite 1150, Irvine, CA 92614
 ------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 235-8062

                                 Not Applicable
   ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         As previously disclosed by NuWay Medical, Inc. (the "Company") in its Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "Annual Report"), the Company requires additional outside funds to maintain the costs of its business, since there are no operations generating revenue at present. The Company has been active in its attempts to raise funds, and has done so in the current fiscal year.

         As disclosed in its Annual Report, the Company raised approximately $300,000 for the period from January 1, 2005, through June 9, 2005. Since that date, and as set forth below, the Company has raised an additional $150,000. These funds were raised pursuant to the issuance of convertible promissory notes (the "Notes") due and payable one year from the date of issuance. Each note bears interest at a rate of 10% per annum, payable on the maturity date. Each note can be converted, in whole or in part, into shares of the Company's common stock, on the basis of $.01 per share, at any time prior to maturity by either the Company or the lender.

         The Company's payment obligations under each note may be accelerated upon the following events of default: (i) the Company's dissolution, liquidation, merger, consolidation, bankruptcy, or future insolvency; and (ii) the commencement of any suit that threatens to have a material adverse effect on the Company, including the entry of a final judgment or settlement in excess of $100,000.

         Until the Company's stockholders approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock, the Company will be unable to fulfill its obligations to all its convertible noteholders to permit the conversion into common stock of amounts due pursuant to the terms of the Notes. In the event that the Company has not raised further capital prior to the maturity dates of the Notes, the Company would be in default of those notes if its stockholders have not previously approved an increase in the number of authorized common shares. The Company is not, at this time, in default of the Notes.

         For details of these transactions, please see the discussion under Item
3.02 of this report.

Item 3.02 Unregistered Sales of Equity Securities

         On June 21, 2005, the Company received gross and net proceeds of $19,120 from three individual investors and issued its Notes due and payable one year from the date of issuance. Each note bears interest at a rate of 10% per annum, payable on the June 21, 2006 maturity date. Each note can be converted, in whole or in part, into shares of the Company's common stock, at the rate of $.01 per share, at any time prior to maturity by either the Company or the lender.

         The Company's payment obligations under each note may be accelerated upon the following events of default: (i) the Company's dissolution, liquidation, merger, consolidation, bankruptcy, or future insolvency; and (ii) the commencement of any suit that threatens to have a material adverse effect on the Company, including the entry of a final judgment or settlement in excess of $100,000.

         On June 22, 2005, the Company received gross and net proceeds of $22,000 from two individual investors and issued Notes on the same terms as the previously described Notes, except that these Notes mature on June 22, 2006.

         On June 29, 2005, the Company received gross and net proceeds of $110,000 from three individual investors and issued Notes on the same terms as the previously described Notes, except that these Notes mature on June 29, 2006.

         All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Item 9.01         Financial Statements and Exhibits

(c)      Exhibits

         10.1     Form of Convertible Note

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 8, 2005                                 NUWAY MEDICAL, INC.


                                                     By: /s/ Dennis Calvert
                                                     ----------------------
                                                     Dennis Calvert
Chief Executive Officer